Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Secondary Offering
Fees to be Paid	Equity	Common stock, $0.001 par value per share (“Common Stock”)(2)	457(c)	1,113,338	$8.87	(3)	$9,875,308.06	(3)	0.00015310	$1,511.91		-	-	-	-
Fees to be Paid	Equity	Common Stock underlying Series I Warrants(4)	457(g)	1,000,000	$9.8802	(5)	$9,880,200	(5)	0.00015310	$1,512.66		-	-	-	-
Fees to be Paid	Equity	Common Stock underlying Series II Warrants(6)	457(g)	1,500,000	$15.7185	(5)	$23,577,750	(5)	0.00015310	$3,609.76		-	-	-	-
Fees to be Paid	Equity	Series I Warrants	457(g)	1,000,000	$9.8802	(5)	-		0.00015310	-	(7)	-	-	-	-
Fees to be Paid	Equity	Series II Warrants	457(g)	1,500,000	$15.7185	(5)	-		0.00015310	-	(7)	-	-	-	-
Fees Previously Paid										-
	Total Offering Amount						$43,333,258.06		0.00015310	$6,634.33
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$6,634.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable in respect of such securities by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock offered for resale by the holders thereof.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on The New York Stock Exchange on November 5, 2024.

(4)	Represents 1,000,000 shares of Common Stock issuable upon the exercise of warrants (the “Series I Warrants”) at an exercise price of $9.8802 per share.
(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the applicable exercise price of the respective series of warrants.
(6)	Represents 1,500,000 shares of Common Stock issuable upon the exercise of warrants (the “Series II Warrants”) at an exercise price of $15.7185 per share.
(7)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.